UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16803

(Address of principal executive office and zip code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2008, Rex Energy Corporation (the “Company”), through its wholly owned subsidiary, Rex Energy I, LLC, a Delaware limited liability company (“Rex Energy I”), entered into a Purchase Agreement (the “Purchase Agreement”) with Adventure Exploration Partners, LLC, a Delaware limited liability company (“Adventure”), pursuant to which Rex Energy I will sell to Adventure certain oil and gas leases, wells and related assets predominantly located in the Permian Basin in Texas (in Terrell, Midland, Upton, Concho, Glasscock, Loving, Grimes, Reagan, and Winkler Counties) and New Mexico (in Lea, Eddy and Roosevelt Counties). The purchase price for these assets is $18.0 million, with $1.8 million payable as a deposit upon execution of the Purchase Agreement and the remainder payable at closing, plus the assumption of certain liabilities.

Pursuant to the terms of the Purchase Agreement, the purchase price is subject to certain adjustments and customary closing conditions. Specifically, the Purchase Agreement provides for upward and downward adjustments to the purchase price for a number of factors, including operating costs paid by Rex Energy I prior to the closing of the transaction, title defects and environmental defects, if any. The Purchase Agreement also provides that the parties can terminate the agreement upon the occurrence of certain events customary for transactions of this type, including, without limitation, the right of Rex Energy I or Adventure to terminate the transaction if the amount of the title defects or environmental defects asserted exceeds 10% of the purchase price.

Each of Rex Energy I and Adventure has made customary representations, warranties, covenants and agreements in the Purchase Agreement. The Company expects to close the transactions contemplated by the Purchase Agreement as promptly as practicable following the satisfaction of the closing conditions and anticipates that such closing will occur in the first quarter of 2009.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 29, 2008, the Company issued a press release related to the Purchase Agreement described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated December 23, 2008, by and between Rex Energy I, LLC and Adventure Exploration Partners, LLC.*

99.1	Press release dated December 29, 2008.

*	A list of the Schedules and Exhibits to the Purchase Agreement is set forth on page iii of the Purchase Agreement. The registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 10.1 to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: December 30, 2008	By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated December 23, 2008, by and between Rex Energy I, LLC and Adventure Exploration Partners, LLC.*

99.1	Press release dated December 29, 2008.

*	A list of the Schedules and Exhibits to the Purchase Agreement is set forth on page iii of the Purchase Agreement. The registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 10.1 to the Commission upon request.